As of ________, 2005

Key Hospitality Acquisition Corporation
1775 Broadway, Suite 604
New York, New York 10019

Maxim Group LLC
405 Lexington Ave.
New York, New York 10174

Re: Initial Public Offering

Gentlemen:

      This letter replaces the letter addressed to the parties named above dated as of May 12, 2005. The undersigned stockholder, officer and director of Key Hospitality Acquisition Corporation ("Company"), in consideration of Maxim Group LLC ("Maxim") entering into a letter of intent, dated April 22, 2005 ("Letter of Intent") to underwrite an initial public offering of the securities of the Company ("IPO") and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 11 hereof):

      1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will (i) vote all Insider Shares owned by the undersigned in accordance with the majority of the votes cast by the holders of the IPO Shares and (ii) vote any shares of common stock acquired following the IPO in favor of the Business Combination.

      2. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date ("Effective Date") of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will take all reasonable actions within the undersigned's power to cause the Company to liquidate as soon as reasonably practicable. In such event, the undersigned hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company, including, without limitation, any distribution of the Trust Fund (as defined in the Letter of Intent) as a result of such liquidation with respect to his Insider Shares ("Claim") and hereby further waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned agrees to indemnify and hold harmless the Company, pro rata with Udi Toledano, the Company's President and Director, based on the number of Insider Shares held by each such individual, against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor that is owed money by the Company for services rendered or products sold but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund (as defined in the Letter of Intent).

      3.In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to the undersigned's exploitation of that opportunity in any way or the presentation to any other person or entity, any suitable opportunity to acquire an operating business or any real property or related assets, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, but subject, in each case, to any pre-existing fiduciary obligations the undersigned might have.

      4. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Maxim Group LLC that the business combination is fair to the Company's stockholders from a financial perspective.

      5. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that commencing on the Effective Date, an affiliate of the undersigned ("Related Party"), shall be allowed to charge the Company up to $7,500 per month, representing an allocable share of Related Party's overhead, to compensate it for the Company's use of Related Party's offices, utilities and personnel. Related Party and the undersigned shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

      6. The undersigned agrees that neither the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept, and the undersigned, on behalf of the undersigned and the aforementioned parties, hereby waives any rights to a finder's fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

      7. The undersigned will escrow his Insider Shares for the three year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

      8.The undersigned agrees to be the Co-Chairman, Chief Executive Officer and a member of the Board of Directors of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned's biographical information furnished to the Company and Maxim and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned's background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned's Questionnaire furnished to the Company and Maxim and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned further represents and warrants to the Company and Maxim that:

      (a)he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

      (b)he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and (c)he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

      9.The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement and to serve as Co-Chairman, Chief Executive Officer and a member of the Board of Directors of the Company.

      10.The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Maxim and its legal representatives or agents (including any investigative search firm retained by Maxim) any information they may have about the undersigned's background and finances ("Information"). Neither Maxim nor its agents shall be violating the undersigned's right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

      11. As used herein, (i) a "Business Combination" shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise and as otherwise described in the registration statement relating to the IPO, of an operating business or real property assets in the hospitality and related industries selected by the Company; (ii) "Insiders" shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) "Insider Shares" shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; and (iv) "IPO Shares" shall mean the shares of Common Stock issued in the Company's IPO.

      12. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum.

                                       Jeffrey Davidson
                                       -----------------------------------------
                                       Print Name of Stockholder

                                       /s/ Jeffrey Davidson
                                       -----------------------------------------
                                       Signature


                                    EXHIBIT A

Jeffrey S. Davidson has been our chief executive officer and co-chairman of our board of directors since our inception. From January 2003 until March 2005, Mr. Davidson served as chief executive officer and director of Orange Hospitality Inc., a real estate investment trust, and has served as a principal and managing director of Coqui Capital Partners since 2000. Coqui Capital Partners is a Small Business Investment Company (SBIC) venture capital fund. As managing director of Coqui Capital Partners, Mr. Davidson has invested in various early stage companies, including real estate related opportunities. From 1997 through 1999, Mr. Davidson was a private investor and was not associated with any particular entity. From 1991 until 1997, Mr. Davidson was the chief executive officer and president of Magic Cinemas, LLC, a chain of motion pictures theaters with approximately $30 million of annual revenue. At Magic Cinemas, he developed over $100 million of real estate and was responsible for over 200 employees. In May 1997, he successfully negotiated the sale of the company to Regal Cinemas, Inc. From 1987 to 1991, Mr. Davidson founded and served as president of Mary Beth Associates, Inc., a $10 million chain of Taco Bell restaurants, where he was also responsible for establishing sales/marketing strategies and developing operating infrastructure. From 1984 to 1987, Mr. Davidson was the national sales manager of Grants Broadcasting, WGBS-TV, which was an owner and operator of independent television stations in Philadelphia, Miami and Chicago. Mr. Davidson received his undergraduate degree from Ohio University, where he received a BSJ in Journalism.